UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2014
ION Geophysical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12691 (Commission file number)	22-2286646 (I.R.S. Employer Identification No.)

2105 City West Blvd, Suite 400 Houston, Texas 77042-2839 (Address of principal executive offices, including Zip Code)

(281) 933-3339 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed by ION Geophysical Corporation (the “Company”), on November 13, 2014, Steve Bate was appointed the Executive Vice President and Chief Financial Officer of the Company. In connection with his appointment as the Company’s Executive Vice President and Chief Financial Officer, on December 1, 2014, the Company granted to Mr. Bate under the Company’s 2014 Long-Term Incentive Plan 20,000 shares of restricted stock and options to purchase 60,000 shares of the Company’s common stock. The options granted vest 25% each year over a four-year period and are exercisable at a price equal to $2.47 per share, which is the closing sales price per share of the Company’s common stock on the New York Stock Exchange on the last trading day immediately prior to the date of grant, in accordance with the terms of the 2014 Long-Term Incentive Plan. The grants of shares of restricted stock will vest in 33% increments annually, over a three-year period. During the period that the restricted stock has not yet vested, holders of shares of restricted stock are entitled to the same voting rights as all other holders of common stock.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2014	ION GEOPHYSICAL CORPORATION
By: /s/ JAMEY S. SEELY Jamey S. Seely Executive Vice President, General Counsel and Corporate Secretary